Exhibit 99.1

Rocky Mountain Chocolate Factory Announces Election of Rahul Mewawalla as Chairperson of the Board

Appointment Positions Company to Accelerate Execution of its Long-Term Growth Strategy and Delight More Customers Worldwide, Deliver Brand Innovation and Drive Shareholder Value Creation

DURANGO, CO – August 2, 2021 – Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company"), a global confectionary manufacturer, international franchisor and retail operator delighting consumers through a premium offering of gourmet chocolate, confection and self-serve frozen yogurt, today announced that its Board of Directors has separated the Chairperson of the Board role from the Chief Executive Officer role and has elected independent director Rahul Mewawalla as Chairperson of the Board, effective July 30, 2021. This election accelerates the execution of the Company’s long-term growth and innovation strategy to delight customers, enhance the brand and drive shareholder value, while advancing the Company’s commitment to corporate governance enhancements.

Mr. Mewawalla was appointed to the Company’s Board in June 2021. He is a product, digital, technology and business leader. He brings to RMCF’s Board extensive strategic, operational, and transformational leadership expertise, having served in executive and leadership roles including as CEO, President, and various other roles with leading digital, technology, Internet, software, communications, ecommerce, financial services and media companies.

“Rahul brings tremendous value to our Board,” said former Chairperson and current RMCF President and Chief Executive Officer, Bryan J. Merryman. “Rahul’s extensive expertise leading and driving innovation, transformation, and value enhancement to drive business growth and customer delight aligns well with our Board’s strategic and operational vision, and he is uniquely qualified to help us advance our long-term objectives. I am confident that with Rahul as independent Board Chairperson, we’ll be well-positioned to enhance delivering value for our shareholders, driving sales growth in-store, digital and online, and providing memorable experiences for our customers around the world.”

“I am honored to take on the role of Chairperson of the Board,” said Mr. Mewawalla. “This is an incredible company and a much beloved brand with significant potential for growth. As we look forward, we will sharpen our strategy and operations to deliver new innovations, better serve our customers, further support our franchisees, inspire our employees, enhance our operational excellence, and maximize the value we create for all our stakeholders. RMCF delights customers across the country and around the world and I am excited to support the company through its next chapter as we continue to deliver the exceptional products and experiences that consumers know and love.”

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of July 15, 2021, the Company, its subsidiaries and its franchisees and licensees operated 334 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 37 states, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company’s common stock is listed on the Nasdaq Global Market under the symbol “RMCF.”

Forward-Looking Statements

This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," or similar expressions. Factors which could cause results to differ include, but are not limited to: the impact of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates ("Edible"), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co-branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to: local, state and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2021, as amended. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from RMCF stockholders for the Company’s 2021 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the of the Company’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting the Company’s Investor Relations department at (970) 375-5678, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from stockholders in connection with matters to be considered at the Company’s 2021 Annual Meeting of Stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers, in the Company is included in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, filed with the SEC on August 13, 2020, the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021, filed with the SEC on June 1, 2021, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on June 28, 2021, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Company will be set forth in the Proxy Statement for the Company’s 2021 Annual Meeting of Stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Contact:

Rocky Mountain Chocolate Factory, Inc.

(970) 375-5678

Investor Contact:

William P. Fiske

Georgeson LLC

(212) 440-9128